                                 EXHIBIT 11.1

SCOPUS TECHNOLOBY, INC.
STATEMENTS OF COMPUTATION OF NET INCOME PER SHARE

                                                                    Year Ended March 31,
                                                                ------------------------------
(In thousands, expect per share data)                              1995     1996       1997
----------------------------------------------------------------------------------------------
PRIMARY
Weighted average number of common                                  8,853    10,182     18,575
  shares outstanding
Shares issuable pursuant to options granted under                      -       783      1,492
  employee stock option plan, less assumed repurchased
  at the average fair market value during the year
Adjustments to reflect requirements of the Securities                830         -          -
  and Exchange Commission's Staff Accounting Bulletin
  No. 83 regarding stock option grants
----------------------------------------------------------------------------------------------
Number of shares for computation of net income per share           9,683     10,965    20,067
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Net income                                                        $  973    $ 1,990   $ 8,416
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Net income per share                                              $ 0.10    $  0.18   $  0.42
----------------------------------------------------------------------------------------------

                                                                    Year Ended March 31,
                                                                ------------------------------
(In thousands, expect per share data)                              1995     1996       1997
----------------------------------------------------------------------------------------------
Fully Diluted
Weighted average number of common                                  8,853    10,182     18,576
  shares outstanding
Shares issuable pursuant to options granted under                      -       888      1,675
  employee stock option plan, less assumed repurchased
  at the average fair market value during the year
Adjustments to reflect requirements of the Securities                830         -          -
  and Exchange Commission's Staff Accounting Bulletin
  No. 83 regarding stock option grants
----------------------------------------------------------------------------------------------
Number of shares for computation of net income per share           9,683     11,070    20,251
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Net income                                                        $  973    $ 1,990   $ 8,416
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Net income per share                                              $ 0.10    $  0.18   $  0.42
----------------------------------------------------------------------------------------------

                                      S2